Exhibit 99.1

 GSI LUMONICS ANNOUNCES 2004 FOURTH QUARTER AND 2004 YEAR-END FINANCIAL RESULTS

    BILLERICA, Mass., Feb. 22 /PRNewswire-FirstCall/ -- GSI Lumonics Inc., (Nasdaq: GSLI and TSX: GSI), a major supplier of precision motion components, lasers and laser systems, today announced financial results for the fourth quarter and for the twelve months ended December 31, 2004. (All data are expressed in U.S. GAAP and in U.S. dollars.)

    Fourth quarter results:
     * Sales were $80.0 million for the fourth quarter of 2004, compared to $54.9 million for the same period in 2003, an increase of 45.7%.
     * Net income was $8.6 million or $0.21 per diluted share for the fourth quarter, compared to $0.06 per diluted share for the same period last year.
     * Bookings were $63.6 for the quarter, a decrease of 2% from the same period in 2003 (which excluded the backlog acquired from Westwind), but down $3.6 million or 5% from last quarter.
     * Backlog was $61.3 million at the end of the fourth quarter, compared to $78.6 million for the same period in 2003, a decrease of 22% over the same period in 2003.
     * Gross margin for the quarter just ended was 38.9% of sales, as compared to 39.1% for the same period in 2003.
     * Cash flow from operations was $8.1 million for the fourth quarter as compared to $13.9 million in the same quarter in 2003.
     * Cash, cash equivalents and marketable short and long-term investments totaled $90.3 million as of December 31, 2004.

    Geographically, sales for the fourth quarter of 2004 were as follows: approximately 28% in the Americas, 53% in Asia-Pacific, including Japan, and 19% in Europe. For the same period in 2003, sales were distributed as follows:
47% in the Americas, 39% in Asia-Pacific, including Japan, and 14% in Europe. The shift toward Asia-Pacific and Japan is due in large part to sales of MicroE and Westwind products as well as increased demand for the Company's Laser Systems products in 2004.

    For the fiscal year 2004, sales rose 78% to $330.0 million from $185.6 million in 2003. The 2004 net income of $41.5 million or $0.98 per diluted share was an improvement of $43.7 million from the net loss of $2.2 million and $0.05 per diluted share in 2003. Increased revenues from the acquisition of MicroE Systems and Westwind, combined with strong market conditions for semiconductor and electronics equipment, were the primary factors to this performance improvement. Cash generated from operations was $35.4 million compared to $21.8 million the prior year.

    "We are pleased with the solid improvement in all three segments of our business compared with the prior year. We are especially pleased with the performance of our acquisitions, our growth in Asia-Pacific, and the performance of our Systems business which contributed strongly to the growth in both revenues and profitability," said Charles Winston, GSI Lumonics' President and CEO. "We are adopting a cautious outlook for 2005 with focus on cost controls and operational efficiency improvements as we anticipate lower sales in 2005 due to slowdown in the semiconductor, PCB and data storage sectors from the strong expansions this past year."

    The effective tax rate for fiscal 2004 was 8%, which is significantly below the Company's statutory rate of 35-40%. The Company will return to a normalized rate in the first quarter of 2005.

    As of December 31, 2004, headcount was 1,175 up from 1,067 at year-end 2003. This increase was mainly due to the acquisition of MicroE Systems during 2004.

    Business Segment Reporting
    In comparing the fourth quarter sales in 2004 with the same period in 2003:
     * The Components segment increase of $14.0 million primarily was generated from the acquisitions of Westwind Air Bearings and MicroE Systems.
     * Laser Systems' increase of $9.6 million is attributed mostly to memory repair sales.
     * The Laser group increase of $2.7 million was mainly from internal sales of Sigma Lasers.
    The Components segment reported operating income of $5.4 million for the fourth quarter 2004. This was an increase of $1.6 million from the same period last year. The increase in operating income resulted from acquisitions and more favorable margins from the MicroE product lines. Gross margin was 35.4% compared to 34.0% in the fourth quarter, 2003.

    The Laser Systems segment contributed an operating profit of $9.1 million for the fourth quarter 2003, as compared to $5.1 million in the same period last year. This improvement was generated by a combination of higher sales volume and margin improvements in the fourth quarter 2004, as compared to the same period in 2003. Gross margin was 42.9% as compared to 39.1% during the fourth quarter 2003.

    The Laser group had operating income of $0.5 million in the fourth quarter 2004 versus $1.0 million in the same period last year. This decrease is as a result of higher direct costs over the same quarter in 2003. In the fourth quarter of 2003, a one-time benefit of $1.2 million was recorded for sales of inventory that had previously been written down for which there was no similar benefit in the same period in 2004. Gross margin was 30.3% as compared to 44.2% during the fourth quarter 2003.

    Financial Condition
    At December 31, 2004, cash, cash equivalents and marketable short-term and long-term investments totaled $90.3 million, compared to $106.7 million at December 31, 2003. The Company continues to operate debt-free. Cash flow from operations was $8.1 million for the fourth quarter in 2004, driven by strong sales. In the fiscal year 2004, cash flow from operations was $35.4 million versus $21.8 million in the prior year.

                                GSI LUMONICS INC.
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
       (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                                                       December     December
                                                       31, 2004     31, 2003
                                                      ----------   ----------
                       ASSETS
Current
 Cash and cash equivalents                            $   82,334   $   64,035
 Short-term investments                                    2,995       39,562
 Accounts receivable, less allowance
  of $2,470 (December 31, 2003 - $4,465)                  60,314       53,040
 Income taxes receivable                                   2,287        8,071
 Inventories                                              60,319       43,916
 Deferred tax assets                                      13,094        5,507
 Other current assets                                     10,311        8,048
 Total current assets                                    231,654      222,179

 Property, plant and equipment, net of
  accumulated depreciation of $26,604
  (December 31, 2003 - $22,305)                           50,220       52,982
 Deferred tax assets                                      18,364        8,521
 Other assets                                              2,906        2,297
 Long-term investments                                     5,681        3,743
 Intangible assets, net of amortization
  of $28,022 (December 31, 2003 - $21,924)                50,989       23,985
 Goodwill                                                 26,350           --
                                                      $  386,164   $  313,707

          LIABILITIES AND STOCKHOLDERS' EQUITY

Current
 Accounts payable                                     $   18,462   $   18,218
 Income taxes payable                                      4,045        3,232
 Accrued compensation and benefits                        13,160        7,424
 Other accrued expenses                                   21,327       18,451
  Total current liabilities                               56,994       47,325

 Deferred compensation                                     2,178        2,162
 Deferred tax liability                                   11,521        1,879
 Other liability                                              27           --
 Accrued minimum pension liability                         9,881        1,553
  Total liabilities                                       80,601       52,919
 Commitments and contingencies

 Stockholders' equity
  Common shares, no par value;
   Authorized shares: unlimited;
   Issued and outstanding: 41,449,270
   (December 31, 2003 - 40,927,499)                      308,669      305,512
  Additional paid-in capital                               3,289        2,800
  Accumulated deficit                                     (1,969)     (43,440)
  Accumulated other comprehensive loss                    (4,426)      (4,084)
   Total stockholders' equity                            305,563      260,788
                                                      $  386,164   $  313,707

                              GSI LUMONICS INC.
              CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
      (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                                                     Three months ended              Twelve months ended
                                                -----------------------------   -----------------------------
                                                  December         December        December       December
                                                  31, 2004         31, 2003        31, 2004       31, 2003
                                                -------------   -------------   -------------   -------------
Sales                                           $      79,951   $      54,879   $     330,012   $     185,561

Cost of goods sold                                     48,868          33,425         196,573         117,084

Gross profit                                           31,083          21,454         133,439          68,477

Operating expenses:
 Research and
  development                                           6,652           3,867          23,975          13,822
 Selling, general
  and administrative                                   13,617          12,790          57,256          49,025
 Amortization of
  purchased intangibles                                 1,627           1,602           5,951           5,657
 Acquired in-process
  research and
  development                                             (40)             --             390              --
 Restructuring                                            573             777             573           3,228
 Other                                                     --             (10)             --             831
  Total operating
   expenses                                            22,429          19,026          88,145          72,563

Income (loss) from
 operations                                             8,654           2,428          45,294          (4,086)

 Other income                                              --              39             104             103
 Interest income                                          336             285             980           1,886
 Interest expense                                        (104)            (73)           (263)           (202)
 Foreign exchange
  transaction gains
  (losses)                                               (789)           (178)         (1,129)            451
Income (loss) before
 income taxes                                           8,097           2,501          44,986          (1,848)

Income tax provision
 (benefit)                                               (498)             --           3,515            (322)
Net income (loss)                               $       8,595   $       2,501   $      41,471   $      (2,170)

Net income (loss) per common share:
 Basic                                          $        0.21   $        0.06   $        1.01   $       (0.05)
 Diluted                                        $        0.21   $        0.06   $        0.98   $       (0.05)
Weighted average common shares
 outstanding (000's)                                   41,281          40,899          41,124          40,837
Weighted average common shares
 outstanding for diluted net
 income (loss) per common
 share (000's)                                         41,854          41,629          42,125          40,837

                                GSI LUMONICS INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
       (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                                                       Three months ended            Twelve months ended
                                                ------------------------------    ------------------------------
                                                 December 31,     December 31,     December 31,     December 31,
                                                    2004              2003            2004             2003
                                                -------------    -------------    -------------    -------------
Cash flows from operating activities:
Net income (loss)                               $       8,595    $       2,501    $      41,471    $      (2,170)
Adjustments to reconcile
 net income (loss) to cash
 provided by (used in)
 operating activities:
  Loss (gain) on disposal
   of assets and
   investments                                             --              (39)              15              382
  Translation gain on
   liquidation of a
   subsidiary                                              --               --             (119)              --
  Acquired in-process research
   and development                                        (40)              --              390               --
  Stock based compensation                                 22              208              (64)             208
  Depreciation and
   amortization                                         3,856            2,975           13,618           10,439
  Unrealized gain
   on derivatives                                         123             (179)              35               --
  Deferred income taxes                                (2,709)              48          (15,385)              48

Changes in current assets and liabilities:
 Accounts receivable                                    4,920           (2,464)            (992)          (6,216)
 Inventories                                            1,149            1,734          (12,716)           8,271
 Other current assets                                     258              (18)          (1,014)          (1,047)
 Accounts payable, accrued expenses,
  and taxes (receivable)
  payable                                              (8,082)           9,127           10,158           11,912
Cash provided by
 operating activities                                   8,092           13,893           35,397           21,827

Cash flows from investing activities:
 Acquisitions of businesses,
  net of cash acquired                                    214          (35,346)         (54,530)         (44,298)
 Purchase of leased
  buildings                                                --               --               --          (18,925)
 Sale of assets                                            --               --               --              847
 Other additions to property,
  plant and equipment,
  net                                                  (1,024)            (885)          (2,410)          (2,699)
 Proceeds from the sale
  and maturities of
  short-term and long-term
  investments                                          11,000           26,100           84,224          188,990
 Purchases of short-term
  and long-term
  investments                                          (2,066)         (11,492)         (49,492)        (165,547)
 Increase in other assets                                (187)            (381)            (367)             (23)
Cash used in investing
 activities                                             7,937          (22,004)         (22,575)         (41,655)

Cash flows from financing activities:
 Issue of share capital
  (net of issue costs)                                  1,263              292            3,232              799
Cash provided by
 financing activities                                   1,263              292            3,232              799

Effect of exchange rates on cash
 and cash equivalents                                   1,822           (2,195)           2,245             (569)
Increase (decrease) in cash
 and cash equivalents                                  19,114          (10,014)          18,299          (19,598)
Cash and cash equivalents,
 beginning of period                                   63,220           74,049           64,035           83,633
Cash and cash equivalents,
 end of period                                  $      82,334    $      64,035    $      82,334    $      64,035

                                GSI LUMONICS INC.
                  Consolidated Analysis By Segment (unaudited)
                           (thousands of U.S. dollars)

                                                      Three months ended                  Twelve months ended
                                                -------------     -------------     -------------     -------------
                                                 December 31,      December 31,      December 31,      December 31,
                                                     2004              2003              2004              2003
                                                -------------     -------------     -------------     -------------
Sales:
Components                                      $      35,456     $      21,504     $     152,726     $      73,762
Laser Group                                            12,048             9,300            47,383            33,412
Laser Systems                                          35,335            25,785           146,581            82,687
Intersegment sales
 elimination and other                                 (2,888)           (1,710)          (16,678)           (4,300)
Total                                           $      79,951     $      54,879     $     330,012     $     185,561

Gross profit %:
Components                                               35.4%             34.0%             36.8%             38.1%
Laser Group                                              30.3              44.2              30.4              36.7
Laser Systems                                            42.9              39.1              43.9              34.9
Intersegment sales
 elimination                                             10.0               4.0               8.5              17.6
Total                                                    38.9%             39.1%             40.4%             36.9%

Segment income (loss) from operations:
Components                                      $       5,364     $       3,748     $      27,739     $      15,665
Laser Group                                               548               954             2,341             1,071
Laser Systems                                           9,136             5,139            40,332             8,042
Total by segment                                       15,048             9,841            70,412            24,778
Unallocated amounts:
Corporate expenses                                      4,234             5,044            18,204            19,148
Amortization of
 purchased intangibles                                  1,627             1,602             5,951             5,657
Acquired in-process
 research and development                                 (40)               --               390                --
Restructuring                                             573               777               573             3,228
Other                                                      --               (10)               --               831
Income (loss) from
 operations                                     $       8,654     $       2,428     $      45,294     $      (4,086)

                                GSI LUMONICS INC.
          Consolidated Sales Analysis By Geographic Region (unaudited)
                           (millions of U.S. dollars)

                                            Three months ended
                            -------------------------------------------------
                             December 31, 2004         December 31, 2003
                            -----------------------   -----------------------
                                            % of                      % of
                             Sales          Total       Sales         Total
                            ----------   ----------   ----------   ----------
North America               $     21.9           27%  $     25.0           46%
Latin and South America            0.3            1          0.3            1
Europe (EMEA)                     15.1           19          7.9           14
Japan                             31.4           39         11.1           20
Asia-Pacific, other               11.3           14         10.6           19
Total                       $     80.0          100%  $     54.9          100%

                                            Twelve months ended
                            -------------------------------------------------
                             December 31, 2004         December 31, 2003
                            -----------------------   -----------------------
                                            % of                      % of
                             Sales          Total       Sales         Total
                            ----------   ----------   ----------   ----------
North America               $    139.1           43%   $     93.4           50%
Latin and South America            1.4           --           1.1            1
Europe (EMEA)                     53.2           16          27.4           15
Japan                             76.0           23          36.1           19
Asia-Pacific, other               60.3           18          27.6           15
Total                       $    330.0          100%   $    185.6          100%

    Contact:
     Ann Dempsey
     Investor Relations for GSI Lumonics
     +1-613-224-4868 ext. 2

SOURCE  GSI Lumonics Inc.
    -0-                             02/22/2005
    /CONTACT: Ann Dempsey, Investor Relations for GSI Lumonics,
+1-613-224-4868, ext. 2/
    /Company News On-Call:  http://www.prnewswire.com/comp/107189.html/
_